Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, the undersigned officer of Genesis HealthCare Corporation (the Company) does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarterly period ended June 30, 2006 (the Report) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2006	/s/ James V. McKeon

James V. McKeon Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code and is not being filed as part of the Report or as a separate disclosure document.